UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2020

CASI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9620 Medical Center Drive, Suite 300

Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	CASI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, CASI Pharmaceuticals, Inc. (the “Company”) and George Chi, Chief Financial Officer (“CFO”), mutually agreed that Mr. Chi’s employment with the Company will cease effective February 21, 2020. The Company has determined to treat Mr. Chi’s separation from the Company as “without Cause,” as defined in Mr. Chi’s employment agreement. Upon execution of a separation agreement containing a general release, as well as customary covenants and acknowledgements, Mr. Chi will receive benefits that are substantially as set forth in his employment agreement.

Mr. Chi has indicated that he has no disagreements with management.

The Company is in discussions with a candidate for the CFO position and expects to finalize those discussions and employment terms in early March.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of September 28, 2018, between CASI Pharmaceuticals, Inc. and George Chi (incorporated by reference to Exhibit 10.1 of our Form 8-K/A filed with the Securities and Exchange Commission on October 24, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Wei-Wu He
Dr. Wei-Wu He
Chairman and CEO

February 20, 2020